EXHIBIT  10.23

Contract No. ML-0198C
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                     MAJOR LEAGUE BASEBALL PROPERTIES, INC.
                                LICENSE AGREEMENT


     THIS LICENSE AGREEMENT by and between Major League Baseball Properties, Inc., 350 Park Avenue, New York, NY 10022 (hereinafter referred to as "Licensor"), as agent for the Major League Baseball Clubs (the "Clubs"), and Donruss Trading Cards, Inc., a subsidiary of Leaf, Inc., 500 North Field Drive, Lake Forest, IL 60045 (hereinafter referred to as "Licensee"). This Agreement is not effective until signed by the parties hereto.

     THIS WILL CONFIRM OUR AGREEMENT AS FOLLOWS:

     1. GRANT OF LICENSE: Licensor grants to Licensee for the term of this Agreement, subject to the terms and conditions hereinafter contained, the non-exclusive license to utilize the names, characters, symbols, designs, likenesses and visual representations described in Schedule A attached hereto (herein such names, characters, symbols, designs, likenesses and visual representations are collectively called "Logos"), to be used solely in connection with the manufacture, distribution, promotion, advertisement and sale of the article or articles specified in Schedule B attached hereto (herein such article or articles are called "Licensed Product(s)"). This license does not constitute and may not be used so as to imply the endorsement of the Licensed Product(s) or any other product of Licensee by Licensor, the Office of the Commissioner of Baseball, the American or National League of Professional Baseball Clubs (hereinafter referred to as the "Leagues") or the Clubs. While the Logos licensed herein may be used as trademarks subject to the terms of this License Agreement, the Logos are not licensed herein for use as certification marks or indications of a particular standard of quality. Any exclusivity granted hereunder shall be subject to presently outstanding agreements granted by the Clubs. Further, any exclusivity granted hereunder shall pertain only to the extent of the items described and, if given, at the price set forth in Schedule
E. Licensor warrants and represents that as the agent for the Clubs, pursuant to authority granted by the Clubs, it has the full authority to license the Logos in connection with the manufacture, distribution, promotion, advertisement and sale of the Licensed Product(s).

     2. TERRITORY: Licensee shall be entitled to use the license granted hereunder only in the territory described in Schedule C attached hereto (herein such territory is called "Licensed Territory"). Licensee will not make use of or authorize any use of this license or the Licensed Product(s) outside the Licensed Territory or distribute or sell the Licensed Product(s) directly or through others to retailers outside the Licensed Territory.

     3. LICENSE PERIOD: The license granted hereunder shall be effective and terminate as of the dates specified in Schedule D attached hereto, unless sooner terminated or renewed in accordance with the terms and conditions hereof.







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     4.   PAYMENT:  A.  Advance and Guaranteed Compensation:  Licensee agrees to pay Licensor the sums specified in Schedule E attached hereto, as advance minimum compensation (herein called "Advance Compensation") and as guaranteed minimum compensation (herein called "Guaranteed Compensation"). The Advance Compensation shall be paid as set forth in Schedule E, and shall apply against Percentage Compensation as defined below. The Guaranteed Compensation shall be paid as provided in Schedule E except to the extent that paid Advance Compensation and annual cumulative payments of Percentage Compensation shall theretofore have offset all or a portion of the total of such Guaranteed Compensation. Notwithstanding the foregoing, no part of Percentage Compensation which may be attributable to premium sales (as defined hereunder) of the Licensed Product(s) shall serve to offset any part of the Total Guaranteed Compensation specified in Schedule E. No part of such Advance Compensation and no part of such Guaranteed Compensation shall be repayable to Licensee in any event, except as is expressly provided for herein.

     B. Percentage Compensation: Licensee agrees to pay Licensor a sum equal to the percentage specified in Schedule E (or Licensor's prevailing rate, if greater) of all net sales (as defined below) by Licensee or any of its affiliated, associated or subsidiary entities of the Licensed Product(s) covered by this Agreement. (Such percentage of net sales is herein called "Percentage Compensation.") Percentage Compensation shall be payable concurrently with the periodic statements required in the following paragraph, except to the extent offset by Guaranteed Compensation theretofore remitted. The term "net sales" shall mean gross sales based on the wholesale price to the retail trade less quantity discounts and actual returns, but no deduction shall be made for uncollectible accounts, commissions, taxes, discounts other than quantity discounts, such as cash discounts and discounts attributable to the issuance of a letter of credit, or any other amount. No costs incurred in the manufacture, sale, distribution, promotion or advertisement of the Licensed Product(s) shall be deducted from any Percentage Compensation payable by Licensee. Said Percentage Compensation shall also be paid by Licensee to Licensor on all Licensed Product(s) (including, without limitation, any irregulars, seconds, etc. distributed pursuant to the provisions of Paragraph 10 of this Agreement) distributed by Licensee or any of its affiliated, associated or subsidiary entities even if not billed or billed at less than usual net sales price for such Licensed Product(s), and shall be based upon the usual net sales price for such Licensed Product(s) sold to the trade by Licensee. Any late payments of Advance Compensation, Guaranteed Compensation or Percentage Compensation shall require Licensee to pay Licensor, in addition to the amounts due, interest at one percent (1%) per month or the highest prime lending rate of Chemical Bank during the period such amounts are delinquent, whichever is greater, on the amounts delinquent for the period of the delinquency, without prejudice to any other rights of Licensor in connection therewith.

     C. Catalog Contribution: Licensee agrees that Licensor shall have the right in its sole discretion and in a style and manner in which it chooses, to print catalogs, sales sheets or brochures (hereinafter "catalogs") wherein representative merchandise from licensees of Licensor shall be displayed. In this regard, Licensee agrees it will purchase from Licensor, at prevailing rates, a minimum of one page in every catalog published during the term of this Agreement in order to promote the Licensed Product(s), unless Licensee's purchase obligation is excused by







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Licensor in writing.  Licensee shall promptly pay all amounts due upon invoicing and shall timely furnish materials necessary to the publication of the catalogs. All payments made by Licensee in connection with the publication of the catalogs shall be in addition to all other payments, and shall not be credited against Advance Compensation, Guaranteed Compensation or Percentage Compensation otherwise required hereunder.

     5. PERIODIC STATEMENTS: Within thirty (30) days after the first day of the license period, and promptly on the 15th day of every calendar month thereafter, Licensee shall furnish to Licensor complete and accurate statements, certified to be accurate by Licensee, or if a corporation, by an officer of Licensee, showing the sales volume of each Licensed Product (itemized by Club, for each applicable Licensed Product), gross sales price, itemized deductions from gross sales price, and net sales price of the Licensed Product(s) distributed and/or sold by Licensee during the preceding calendar month, together with any returns made during the preceding calendar month. Such statements shall be furnished to Licensor whether or not any of the Licensed Product(s) have been sold, or any payment is shown to be due Licensor, during the calendar months in which such statements are due. Licensee shall furnish to Licensor sufficient background information so as to make such statements intelligible to Licensor, and on an annual basis, a complete list of Licensee's customers to whom Licensed Product(s) have been sold. Licensor agrees that it will not divulge said customer list to any other licensee, to any other competitor licensing organization, or to any competitor of Licensee. Receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any sums paid hereunder shall not preclude Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payments made by Licensee. Late payment penalties, if any, shall be made pursuant to Paragraph 4.B. Upon demand of Licensor, Licensee shall at its own expense, but not more than once in any twelve (12) month period, furnish to Licensor a detailed statement certified by an independent certified public accounting firm approved by Licensor showing the sales volume of each Licensed Product (itemized by Club, for each applicable Licensed Product), gross sales price, itemized deductions from gross sales price and net sales price of the Licensed Product(s) covered by this Agreement distributed and/or sold by Licensee to the date of the Licensor's demand. All amounts payable pursuant to this Agreement shall be in U.S. dollars only.

     6. BOOKS AND RECORDS: Licensee shall keep, maintain and preserve in its principal place of business for at least two (2) years following termination or expiration of this Agreement or any renewal thereof, complete and accurate records and accounts covering all transactions relating to this Agreement and pertaining to the various items required to be shown on the statements to be submitted by Licensee, including, without limitation, invoices, correspondence and banking, financial and other records in Licensee's possession or under its control. Such records and accounts shall be available for inspection and audit (and copying at Licensor's expense) at any time or times during or after the term or terms of this Agreement during reasonable business hours and upon reasonable notice by Licensor or its representatives. Licensee agrees not to cause or permit any interference with Licensor or representatives of Licensor in the performance of their duties of inspection and audit.







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     The exercise by Licensor, in whole or in part or at any time or times, of the right to audit records and accounts or of any other right herein granted, the acceptance by Licensor of any statement or statements or the receipt and deposit by Licensor of any payment tendered by or on behalf of Licensee shall be without prejudice to any rights or remedies of Licensor and shall not estop or prevent Licensor from thereafter disputing the accuracy of any such statement or payment.

     If pursuant to its right hereunder to audit and inspect Licensor causes an audit and inspection to be instituted which thereafter discloses a deficiency of three percent (3%) or more between the amount found to be due to Licensor and the amount actually paid or credited to Licensor, then Licensee shall be responsible for payment of the entire deficiency, together with interest thereon at the then current prime rate of Chemical Bank or its successor from the date such amount became due until the date of payment, and the costs and expenses of such audit and inspection. If the audit discloses a deficiency of less than three percent (3%) between the amount found to be due to Licensor and the amount actually paid or credited to Licensor, and if the amount actually paid or credited to Licensor plus the deficiency exceeds the Guaranteed Compensation for the period covered by the deficiency, then Licensee shall pay Licensor the amount the deficiency plus interest as calculated above.

     7. INDEMNIFICATIONS AND PROTECTIONS: A. Licensor hereby agrees to indemnify, defend and hold Licensee and its owners, shareholders, directors, officers, employees, agents, representatives, successors and assigns harmless from any claims, suits, damages or costs (including reasonable attorneys' fees and expenses) arising from (i) challenges to Licensor's authority as agent for and pursuant to authority granted by the Clubs to license the Logos in connection with the manufacture, distribution, promotion, advertisement and sale of the Licensed Product(s) or (ii) assertions to any claim of right or interest in or to the Logos as authorized and used on the Licensed Products, provided in each case that Licensee shall give prompt written notice, cooperation and assistance to Licensor relative to any such claim or suit, and provided further in each case that Licensor shall have the option to undertake and conduct the defense of any suit so brought and to engage in settlement thereof at its sole discretion.

     B. Licensee shall assist Licensor, to the extent necessary, in the procurement of any protection or to protect any of Licensor's rights to the Logos, and Licensor, if it so desires and in its sole discretion, may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Logos of which it is aware. Licensor shall have the sole right to determine whether or not any action shall be taken on account of such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Licensor to do so. Licensee agrees that it is not entitled to share in any proceeds received by Licensor (by settlement or otherwise) in connection with any formal or informal action brought by Licensor hereunder.

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     C.   Licensee hereby agrees to indemnify, defend and hold Licensor, the
Clubs, the Leagues and the Office of the Commissioner of Baseball and their respective owners, shareholders, directors, officers, employees, agents, representatives, successors and assigns harmless from any claims, suits, damages and costs (including reasonable attorneys' fees and expenses) arising out of (i) any unauthorized use of or infringement of any trademark, service mark, copyright, patent, process, method or device by Licensee in connection with the Licensed Product(s) covered by this Agreement, (ii) alleged defects or deficiencies in said Licensed Product(s) or the use thereof, or false advertising, fraud, misrepresentation or other claims related to the Licensed Product(s) not involving a claim of right to the Logos, (iii) the unauthorized use of the Logos or any breach by Licensee of this Agreement, (iv) libel or slander against, or invasion of the right of privacy, publicity or property of, or violation or misappropriation of any other right of any third party, and/or
(v) agreements or alleged agreements made or entered into by Licensee to effectuate the terms of this Agreement. Licensor shall give Licensee notice of the making of any claim or the institution of any action hereunder and Licensor may at its option participate in any action. The indemnifications hereunder shall survive the expiration or termination of this Agreement.

     8. INSURANCE: Licensee agrees to obtain, at its own cost and expense, comprehensive general liability insurance including product liability insurance from an insurance company acceptable to Licensor, providing adequate protection for Licensor, the Clubs, the Leagues, the Office of the Commissioner of Baseball and Licensee against any claims or suits arising out of any of the circumstances described in Paragraph 7C above for which insurer is able to provide insurance, in an amount no less than $5,000,000.00 (five million dollars) per incident or occurrence, or Licensee's standard insurance policy limits, whichever is greater, and with a reasonable deductible in relation thereto. Such insurance shall remain in force at all times during the license period and for a period of five years thereafter. Within thirty (30) days from the date hereof, Licensee will submit to Licensor a fully paid policy or certificate of insurance naming Licensor, the Leagues and the Office of the Commissioner of Baseball as additional insured parties and requiring that the insurer shall not terminate or materially modify such policy or certificate of insurance without written notice to Licensor at least thirty (30) days in advance thereof.

     9. COPYRIGHT AND TRADEMARK NOTICES AND REGISTRATIONS: Licensee further agrees that in any instance wherein the Logos of the Clubs and/or the Leagues are used, the following general notice shall be included (i.e., on the product, on a label, on the packaging material or on a separate slip of paper attached to the product): "The Major League Club insignias depicted on this product are trademarks which are the exclusive property of the respective Major League Clubs and may not be reproduced without their written consent." Further, all products containing the Logos shall contain a hangtag and label with Licensee's name stating "Genuine Merchandise" and containing the Major League Baseball silhouetted batter logo and, where appropriate, the Major League Baseball Cooperstown Collection logo or Major League Baseball Authentic Diamond Collection logo. All Licensed Product(s) shall contain a permanently affixed label that displays Licensee's name. All Licensed Product(s) components which bear any of the Logos (embroidered emblems, cloth or paper labels, hangtags, etc.) shall







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be manufactured in-house by Licensee or shall be obtained only from one or more suppliers officially authorized by Licensor to produce those components. All Licensee advertisements displaying the Logos, all retailer advertisements featuring Licensed Product(s) and of which Licensee has knowledge or any Licensed Product(s), shall contain the words "Genuine Merchandise" and the silhouetted batter logo. Licensee shall require those to whom it sells Licensed Product(s) directly or indirectly to display the words "Genuine Merchandise" (or such other appropriate notice as directed by Licensor) and the silhouetted batter logo in all advertisements. All uses of the Logos shall also include any designations legally required or useful for enforcement of copyright, trademark or service mark rights (e.g., "(c)," "(R)" or "TM"). Licensee shall submit a copy of its specifications for all of the above notices (including copies of its artwork, layouts or mold blueprints) to Licensor for its review. Licensor shall have the right to revise the above notice requirements and to require such other notices as shall be reasonably necessary to protect the interests of Licensor, the Clubs and/or the Leagues in the respective Logos. Licensee agrees to advise Licensor of the initial date of the marketing of each Licensed Product, and upon request, to deliver to Licensor the required number and type of specimen samples of the Licensed Product, labels or the like upon which the Logos are used for use in procuring copyright, trademark and/or service mark registrations in the name of and at the expense of the person, firm, corporation or other legal entity owning the Logos, in compliance with any laws relating to copyright, trademark and service mark registrations. Except to the extent set forth in any schedules attached to this Agreement, Licensor, the Clubs and/or the Leagues shall be solely responsible for taking such action as it or they deem appropriate to obtain such copyright, trademark or service mark registrations for its or their Logos. If it shall be necessary for Licensee to be the applicant to effect any such registrations, Licensee shall and hereby does assign all of its rights in each such application and any resulting registration to Licensor or any other appropriate owner thereof, and further agrees to execute all papers necessary to effectuate and/or confirm such assignments. Licensee shall perform all acts necessary and execute all documents necessary to effectuate its registration as a user of the Logos where such registration is needed.

     Licensee also agrees that, in any case where it employs the services of photographers or artists in connection with the production, promotion, marketing or distribution of the Licensed Product(s), it will require each such photographer or artist to agree that the photographic or artistic works he or she produces for Licensee shall be "works made for hire" for the purposes of the copyright laws, and that to the extent such photographic or artistic works may not qualify as "works made for hire," the copyright in each such work is assigned to Licensee.

     10. APPROVALS: Licensor shall have absolute approval of the Licensed Product(s) and of all packaging, advertising and promotional material at all stages of the development thereof. Licensee agrees to furnish in a timely manner to Licensor, free of cost, for its written approval as to quality and style, designs of each Licensed Product and samples of each Licensed Product before its manufacture, sale, promotion, advertisement or distribution, whichever first occurs, and samples of all advertising, point-of sale displays, catalogs, sales sheets and other items that display or picture the Logos, and no such Licensed Product or other such materials shall be manufactured, sold, promoted, advertised or distributed by Licensee without such prior





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written approval.  In particular, no use of any Logo or Logos shall be made on stationery of Licensee (specifically including, without limitation, letterhead, envelopes, business cards, shopping bags, invoices, statements, packing slips, etc.) without Licensor's express written approval in advance of any such use.
In addition, no irregulars, seconds or other Licensed Products which do not conform in all material respects to the approved samples may be distributed or sold without the express written advance consent of Licensor. All such sales, if made, shall bear Percentage Compensation as set forth in Paragraph 4.B. Subject, in each instance, to the prior written approval of Licensor, Licensee or its agents may use textual and/or pictorial matter pertaining to the Logos on such promotional display and advertising material as may, in its judgment, promote the sale of the Licensed Product(s). All promotional display and advertising material must contain and prominently display the official logo of Licensor. Ten samples of each Licensed Product shall be supplied free of cost to Licensor, and one to each Club whose Logos are used on such Licensed Product(s). From time to time subsequent to final approval, a reasonable number of production samples shall periodically be sent to Licensor free of cost. Such samples shall also be sent upon any change in design, style or quality, which shall necessitate subsequent approvals by Licensor. Additional samples shall be supplied to Licensor upon request at no more than cost. Licensor shall also have the right to inspect Licensee's plants, warehouses or storage facilities at any reasonable time without notice.

     In the event that any item or matter submitted to Licensor under this Agreement for approval or consent shall not have been approved or consented to, disapproved or denied, or commented upon within twenty (20) Licensor business days after receipt thereof by Licensor (both Licensing Director and Licensed Product Compliance), and Licensor (both Licensing Director and Licensed Product Compliance) shall have received notice from Licensee that comment is overdue by telegram or other written communication, and Licensor shall not have commented within five (5) additional Licensor business days of receipt of such notice, any items or matters so submitted shall be deemed approved and consented to.

     In any instance where any matter is required to be submitted to Licensor for Licensor's approval, that approval shall be granted or withheld in Licensor's sole discretion.

     11. DISTRIBUTION: Licensee shall sell the Licensed Product(s) to jobbers, wholesalers, distributors or retailers for sale or resale and distribution to retail stores and merchants for their resale and distribution or directly to the public. In the event Licensee sells or distributes a Licensed Product at a special price directly or indirectly to itself, including, without limitation, any subsidiary of Licensee, or to any other person, firm or corporation related in any manner to Licensee or its officers, directors or major stockholders, Licensee shall pay compensation with respect to such sales or distribution based upon the price generally charged the trade by Licensee.

     12. GOODWILL: Licensee recognizes the great value of the publicity and goodwill associated with the Logos and, in such connection, acknowledges that such goodwill belongs exclusively to Licensor, the Clubs, the Office of the Commissioner of Baseball and/or the








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Leagues and that the Logos have acquired a secondary meaning in the minds of the purchasing public.

     13. SPECIFIC UNDERTAKINGS OF LICENSEE: During the license period, each additional license period if any and thereafter, Licensee agrees that:

     A. It will not acquire any rights in the Logos as a result of its use thereof and all use of the Logos shall inure to Licensor's benefit;

     B. It will not, directly or indirectly, attack the title of Licensor, the Clubs, the Office of the Commissioner of Baseball and/or the Leagues in and to the Logos or any copyright, trademark or service mark pertaining thereto, nor will it attack the validity of the license granted hereunder, nor will it use the Logos in any manner other than as licensed hereunder;

     C. It will not at any time apply for any registration of any copyright, trademark, service mark or other designation which would affect the ownership of the Logos, or file any document with any governmental authority or take any action which would affect the ownership of the Logos or aid or abet anyone in doing so;

     D.   It will not harm, misuse or bring into disrepute the Logos;

     E. It will manufacture, sell, promote, advertise and distribute the Licensed Product(s) in a legal and ethical manner and in accordance with the terms and intent of this Agreement;

     F. It will not create any expenses chargeable to Licensor without the prior written approval of Licensor;

     G. It will protect to the best of its ability the right to manufacture, sell and distribute the Licensed Product(s) hereunder;

     H. It will not use the Licensed Product(s) for combination sales, as self-liquidating or free giveaways or for any similar method of merchandising without the prior written consent of Licensor and will exercise due care that its customers likewise will refrain from making such use of the Licensed Product(s);

     I. It will not, without the prior written consent of Licensor, enter into any sublicense or agency agreement for the manufacture, sale, promotion, advertisement or distribution of the Licensed Product(s);

     J. It will not engage in tying practices, illegal restraints of trade, or selling practices that exclude any members of the retail trade for any reason other than poor credit history, known lack of integrity or disregard for the rights of Licensor or Major League Baseball. Nothing in the preceding sentence shall be deemed to require Licensee to violate any other term of this Agreement;





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     K.   It will not use, or knowingly permit the use of, the Licensed
Product(s) as a premium, except with the prior written consent of Licensor and the specific negotiation of a higher royalty payment therefor. For purposes of this subparagraph and Paragraph 19 below, the term "premium" shall be defined as including, but not necessarily limited to, free or self-liquidating items offered to the public in conjunction with the sale or promotion of a product or service, including traffic building or continuity visits by the consumer/customer, or any similar scheme or device, the prime intent of which is to use the Licensed Product(s) in such a way as to promote, publicize and/or sell the products, services or business image of the third party company or manufacturer. "Premium" use shall also specifically include distribution of the Licensed Product(s) for retail sale through distribution channels (including, without limitation, catalogs) offering earned discounts or "bonus" points based upon the extent of usage of the offeror's product or service;

     L. It will comply with such guidelines and/or requirements as Licensor may announce from time to time. It will comply with all laws, regulations and standards relating or pertaining to the manufacture, sale, advertising or use of the Licensed Product(s) and shall maintain the highest quality and standards, and shall comply with the requirements of any regulatory agencies (including, without limitation, the United States Consumer Safety Commission) which shall have jurisdiction over the Licensed Product(s);

     M. It guarantees that Licensor, Clubs, official Club and/or Licensor retail stores, Club in-stadium concessionaires and the Clubs belonging to The National Association of Professional Baseball Leagues ("NAPBL Clubs") will obtain the Licensed Product(s) for retail sale at lowest possible wholesale prices and shall receive prompt shipments and/or deliveries of the Licensed Product(s), without regard to the relatively small volume their orders may represent. Licensor, Clubs and NAPBL Clubs may obtain the Licensed Product(s) for their use, but not resale, at the manufacturer's lowest possible price, which shall in no event be greater than its lowest wholesale price;

     N. It will furnish to Licensor, upon request of Licensor (which shall be made only for reasonable cause and no more often than one per year), a list of all its distributors, sales representatives and jobbers for the Licensed Product(s), as well as a list of all its "trade names," said list to include the company name, address, telephone number, territorial representation and key contact name. Licensor agrees that it will not divulge any information provided to it under this paragraph to any other competitor licensing organization;

     O. Concurrently with its execution of this Agreement, it will provide Licensor with the names, addresses, telephone numbers and names of principal contacts of each party (hereinafter referred to as "Manufacturer"), both domestic and foreign, that Licensee desires or intends to have produced one or more of the Licensed Products in the event Licensee desires not to be the manufacturer of such Licensed Product(s). This information shall be set out in Schedule F of this Agreement and Licensee shall specify the Licensed Product(s) Manufacturer will produce. In the event Licensee wishes to substitute a Manufacturer for those listed in Schedule F or wishes to add to the number of Manufacturers, Licensee shall first provide








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Licensor with the information set out in Schedule F regarding the proposed new
Manufacturers for Licensor's written approval of such Manufacturers. Licensee's failure to do so may result in termination of this Agreement and/or confiscation and seizure of the Licensed Product(s). Licensee shall ensure that:

          (a) Manufacturer produces no merchandise bearing the Logos other than the Licensed Product(s) described in Schedule F of this Agreement unless authorized by Licensor;

          (b) Manufacturer produces the Licensed Product(s) only as and when directed by Licensee and in accordance with the terms herein and in compliance with all laws, regulations and governmental rules applicable to the Licensed Product(s) and/or their manufacture;

          (c) Manufacturer does not supply the Licensed Product(s) to any person, firm, corporation or business entity other than Licensee or to such entities as may be authorized by Licensee and Licensor jointly; and

          (d) Manufacturer does not delegate in any manner whatsoever its obligations with respect to the Licensed Product(s).

Prior to the delivery of the Licensed Product(s) from Manufacturer to Licensee, Licensee shall submit to Licensor, free of cost, for its written approval as to quality and style, at least two samples of the Licensed Product(s) produced by Manufacturer;

     P. It will not manufacture or allow the manufacture, or accumulate inventory, of the Licensed Product(s), at a rate greater than its average rate during the license period as the end of the license period approaches;

     Q. It will not sell the Licensed Product(s) to parties whom it knows or reasonably should know will resell or distribute such Product(s) outside the Licensed Territory;

     R. It will not disclose any confidential, private, restricted or otherwise nonpublic information concerning Major League Baseball which, it acknowledges, it may become privy to during the term of this Agreement;

     S. It will not grant to any third person or entity a security interest in the Licensed Product(s) without Licensor's prior written approval;

     T. It has not had and does not have an investment or interest in casinos, any other form of legalized gambling enterprise, or any activity that Licensor or any other Major League Baseball related entity has made unauthorized or which is contrary to official policy of Major League Baseball; and






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     U.   With respect to any Licensed Products manufactured outside the United
States, (i) it will take receipt of goods at U.S. ports of entry, (ii) it will not allow any entity in the United States, including but not limited to distributors, wholesalers and retailers, to accept shipment of the Licensed Products from any non-U.S. manufacturer of such Products, and (iii) it will distribute such Products to third parties, including but not limited to distributors, wholesalers and retailers, from Licensee's principal place of business only.

     14. APPROVAL OF MANUFACTURER, ETC.: Nothing contained herein may be construed so as to imply endorsement of Manufacturer by Licensor, the Office of the Commissioner of Baseball, the Leagues or the Clubs. Licensee shall seek Licensor's written approval of Manufacturer prior to Licensee's engagement of Manufacturer. Any approval of Manufacturer granted by Licensor relates solely to the manufacturing of the Licensed Product(s) and shall not constitute a grant of any right, title or interest in or to the Logos, nor to any copyrights, service marks, trademarks or other property rights associated therewith. Licensor hereby reserves the right to terminate in its discretion the engagement of Manufacturer at any time. Additionally, Licensor may confiscate goods or samples imported by Licensee or shipped by Manufacturer that bear any of the Logos and that have not been approved by Licensor as to quality.

     15. ACKNOWLEDGEMENT OF RIGHTS: Licensee hereby acknowledges the proprietary nature of all names and logos of the Major League Baseball Clubs, the Leagues, the Office of the Commissioner of Baseball or Licensor and acknowledges that all rights, title and interest to such names or logos belong to the individual Clubs, the Leagues, the Office of the Commissioner of Baseball and/or Licensor, as the case may be. Licensee represents that it has not made any unauthorized use of names or logos of the Major League Baseball Clubs, the Leagues, the Office of the Commissioner of Baseball or Licensor and agrees that it will make no use of any such names or logos, other than as provided in this Agreement, without the prior written consent of Licensor, the Office of the Commissioner of Baseball or the appropriate individual League or Club. Any use Licensee has made or will make of such names and logos has not conferred or will not confer, as the case may be, any rights or benefits upon it whatsoever, and any rights created by such use shall inure to the benefit of the individual Clubs, the Leagues, the Office of the Commissioner of Baseball and/or Licensor, as the case may be.

     16. TERMINATION: A. Immediate Termination: Licensor shall have the right to terminate this Agreement immediately upon the occurrence of any one or more of the following events (herein called "defaults"):

       (i) If Licensee fails to deliver to Licensor or to maintain in full force and effect the insurance referred to in Paragraph 8 hereof; or

      (ii) If any governmental agency or court of competent jurisdiction finds that the Licensed Product(s) are defective in any way, manner or form; or

     (iii) If Licensee shall breach any one of the following undertakings set forth in Paragraph 13 hereof: 13A through F, H through J, Q, R or T; or

      (iv) If Licensee shall undergo a change in majority or controlling ownership.

     B. Termination With Cure Period: Licensor shall have the right to terminate this Agreement upon the occurrence of any one or more of the following defaults, and Licensee's failure to cure such default(s) completely within ten
(10) business days from Licensee's receipt of notice from Licensor:

       (i) If Licensee fails to make any payment due hereunder on the date due, at which time all monies which are owed during the current term or renewal referred to in Schedule E of this Agreement shall become due and payable to Licensor; or

      (ii) If Licensee fails to deliver any of the statements hereinabove referred to or to give access to the premises and/or license records pursuant to the provisions hereof to Licensor's authorized representatives for the purposes permitted hereunder; or

     (iii) If Licensee is unable to pay its debts when due, or makes any assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or files or has filed against it any petition under the bankruptcy or insolvency laws of any jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent. In the event the license granted hereunder is terminated pursuant to this Paragraph 16(B)(iii), neither Licensee nor its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have any right to sell, exploit or otherwise deal with or in the Licensed Product(s) without the prior written consent of Licensor; or

      (iv) If Licensee does not commence in good faith to manufacture, distribute and sell each Licensed Product throughout the Licensed Territory within any twelve (12) month period, but such default and Licensor's resultant right of termination shall apply only to the specific Licensed Product(s) and/or the specific territory(ies) which or wherein Licensee fails to meet said requirements; or

       (v)  If Licensee shall discontinue its business as it is now conducted;
or

      (vi) If Licensee shall breach any of the undertakings set forth in Paragraph 13 hereof, except as otherwise provided in Paragraph 16(A)(iii) above; or

     (vii)  If Licensee shall breach any of the terms of this Agreement; or

    (viii) If, in the periodic statements furnished pursuant to Paragraph 5 hereof, the amounts owed to Licensor are significantly or consistently understated.

     Licensor's right to terminate this Agreement shall be without prejudice to any other rights which it may have, whether under the provisions of this Agreement, in law or in equity or otherwise. In the event any of these defaults occurs and Licensor desires to exercise its right of termination under the terms of this Paragraph 16, Licensor shall give notice of termination in writing to Licensee. Any and all payments then or later due from Licensee hereunder (including Advance Compensation) shall then become promptly due and payable in full to Licensor and without set off of any kind; i.e., no portion of any prior payments made to Licensor shall be repayable to Licensee. Until payment to Licensor of any monies due it, Licensor shall have a lien on any units of the Licensed Product(s) not then disposed of by Licensee and on any monies due Licensee from any jobber, wholesaler, distributor, sublicensee or other third parties with respect to sales of the Licensed Product(s). Upon termination or expiration of the term hereof, all rights, licenses and privileges granted to Licensee hereunder shall automatically revert to Licensor and Licensee shall execute any and all documents evidencing such automatic reversion.

     17. FINAL STATEMENT UPON TERMINATION OR EXPIRATION: Licensee shall deliver to Licensor, as soon as practicable, following expiration or termination of this Agreement, a statement indicating the number and description of the Licensed Product(s) on hand. Following expiration or termination Licensee may manufacture no more Licensed Product(s), but may continue to distribute its remaining inventory for a period not to exceed ninety (90) days, subject to the terms of Paragraph 13(P) hereof and payment of applicable royalties relative thereto; provided, however, that such royalties shall not be applicable against Advance Compensation or Guaranteed Compensation. Notwithstanding the foregoing, Licensee shall not manufacture, sell or distribute any Licensed Product(s) after the expiration or termination of this Agreement because of (a) the failure of Licensee to cause the appropriate statutory notice of copyright, trademark, service mark or user registration to appear wherever the Logos are used; (b) the departure of Licensee from the quality and style approved by Licensor under the terms of Paragraph 10 hereof; (c) the failure of Licensee to obtain the approval of Licensor under the terms of Paragraph 10 hereof; or (d) the occurrence of an event of default under the terms of Paragraph 16 hereof. Licensor shall have the option to conduct physical inventories before termination and continuing until the end of the 90-day sell-off period in order to ascertain or verify such inventories and/or statement. Immediately upon expiration of the sell-off period, Licensee shall furnish Licensor a detailed statement certified by an officer of Licensee showing the number and description of Licensed Products on hand in its inventory and shall dispose of such inventory at Licensor's direction and at Licensee's expense. In the event Licensee refuses to permit Licensor to conduct such physical inventory, Licensee shall forfeit its right hereunder to dispose of such inventory. In addition to such forfeiture, Licensor shall have recourse to all other remedies available to it.

     18. INJUNCTION: Licensee acknowledges that its failure to perform any of the terms or conditions of this Agreement, or its failure upon the expiration or termination of this Agreement to cease the manufacture of the Licensed Product(s) and limit their distribution and sale as provided in Paragraph 17 hereof, shall result in immediate and irreparable damage to Licensor. Licensee also acknowledges that there may be no adequate remedy at law for such failures and that in the event thereof Licensor shall be entitled to equitable relief in the nature of an injunction and to all other available relief, at law and/or in equity.

     19. RESERVATION OF RIGHTS: Licensor retains all rights not expressly and exclusively conveyed herein, and Licensor may license firms, individuals, partnerships or corporations to use the Logos, artwork and textual matter in connection with other products, including other products identical to the Licensed Product(s) contemplated herein. Licensor reserves the right to use, or license others to use and/or manufacture, identical items as premiums.

     20. PAYMENTS AND NOTICES: All notices and statements provided for herein shall be in writing, and all notices hereunder are to be sent to Major League Baseball Properties, Inc., 350 Park Avenue, New York, New York 10022,
Attention: President. All statements and payments shall be made to Major League Baseball Properties and sent to an address designated by Licensor.

     21. WAIVER, MODIFICATION, ETC.: No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein. No waiver by either party hereto of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision hereof. The exercise of any right granted to either party hereunder shall not operate as a waiver. The normal expiration of the term of this Agreement shall not relieve either party of its respective obligations accruing prior thereto, nor impair or prejudice the respective rights of either party against the other, which rights by their nature survive such expiration. Licensor makes no warranties or representations to Licensee except those specifically expressed herein.

     22. NO PARTNERSHIP, ETC.: This Agreement does not constitute and shall not be construed as constituting an agency, partnership or joint venture relationship between Licensee and Licensor and/or the Clubs. Licensee shall have no right to obligate or bind Licensor in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

     23. NON-ASSIGNABILITY: Licensee acknowledges and recognizes: (a) that it has been granted the license described in Paragraph 1 because of its particular expertise, knowledge, judgement, skill and ability; (b) that it has substantial and direct responsibilities to perform this Agreement in accordance with all of the terms contained herein; (c) that Licensor is relying on Licensee's unique knowledge, experience and capabilities to perform this Agreement in a specific manner consistent with the high standards of integrity and quality associated with Major League Baseball as a national sport and with Major League Baseball licensed merchandise; and (d) that the granting of the license under this Agreement creates a relationship of confidence and trust between Licensee and Licensor. This Agreement is personal to Licensee, and Licensee shall not sublicense or franchise any of its rights hereunder, and neither this Agreement nor any of the rights of Licensee hereunder shall be sold, transferred or assigned by Licensee without Licensor's prior written approval and no rights hereunder shall devolve by operation of law or otherwise upon any assignee, receiver, liquidator, trustee or other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

     24. PARAGRAPH HEADINGS: Paragraph headings contained in this Agreement are for convenience only and shall not be considered for any purpose in governing, limiting, modifying, construing or affecting the provisions of this Agreement and shall not otherwise be given any legal effect.

     25. CONSTRUCTION: This Agreement shall be construed in accordance with the laws of the State of New York, which shall be the sole jurisdiction for any disputes.

     26. SEVERABILITY: The determination that any provision of this Agreement is invalid or unenforceable shall not invalidate this Agreement, and the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     27. TIME OF THE ESSENCE: Time is of the essence of all parts of this Agreement.

     28. ACCEPTANCE BY LICENSOR: This instrument, when signed by Licensee or a duly authorized officer of Licensee if Licensee is a corporation, shall be deemed an application for a license and not a binding agreement unless and until signed by a duly authorized officer of Licensor. The receipt and/or deposit by Licensor of any check or other consideration given by Licensee and/or the delivery of any material by Licensor to Licensee shall not be deemed an acceptance by Licensor of this application. The foregoing shall also apply to any documents relating to renewals or modifications hereof.

     29. INTEGRATION: This Agreement, when fully executed, shall represent the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, understandings or agreements, oral or written, between the parties with respect to the subject matter hereof.

     30. SURVIVAL OF PROVISIONS: Paragraphs 2, 6, 7C, 8, 12, 13A, B, C, D, F, H, I, K, Q and R, 15, 17, 18, 19, 21, 22, 24, 25, 26, 30 and 31 shall survive any termination or expiration of this Agreement.

     31. MISCELLANEOUS: By signing below, Licensee acknowledges that this Agreement is for the term specified in Schedule D only and that neither the existence of this Agreement nor anything contained herein shall impose on Licensor any obligation to renew or otherwise extend this Agreement after expiration of the license period.

                                   SCHEDULE A
                                   ----------

LOGOS
- -----

     The names, characters, symbols, designs, likenesses, visual representations and such other similar or related identifications (but such similar or related identifications must be approved in writing by Licensor in advance of use) of the following noted organizations in connection with the marketing, promotion and sale of that described in Schedule B hereof: (1) Major League Baseball Properties, Inc., (2) the American League, (3) the National League and (4) the following Clubs: Arizona Diamondbacks, Tampa Bay Devil Rays, Baltimore Orioles, Boston Red Sox, California Angels, Chicago White Sox, Cleveland Indians, Detroit Tigers, Kansas City Royals, Milwaukee Brewers, Minnesota Twins, New York Yankees, Oakland Athletics, Seattle Mariners, Texas Rangers, Toronto Blue Jays, Atlanta Braves, Chicago Cubs, Cincinnati Reds, Colorado Rockies, Florida Marlins, Houston Astros, Los Angeles Dodgers, Montreal Expos, New York Mets, Philadelphia Phillies, Pittsburgh Pirates, St. Louis Cardinals, San Diego Padres and San Francisco Giants.


                                   SCHEDULE B
                                   ----------

LICENSED PRODUCT(S)
- -------------------

              *** ALL LICENSED PRODUCTS SHALL CONFORM TO LICENSOR'S
                     THEN-CURRENT LABELING REQUIREMENTS. ***

     1. 2 1/2" x 3 1/2" to 5" x 7" multi-color trading cards printed on paper stock and featuring photographs, biographies and statistics of current Major League Baseball players and marketed under Licensee's brand name "Donruss."

     2. 2 1/2" x 3 1/2" multi-color trading cards printed on paper stock and featuring photographs and statistics of current Major League Baseball players and marketed under Licensee's brand name "Leaf Set."

     3. 2 1/2" x 3 1/2" multi-color trading cards printed on paper stock and featuring portrait style black and white photographs of current Major League Baseball players and marketed under Licensee's brand name "Studio Set."

     4. Multi-color jigsaw puzzle pieces no larger than 5" x 7" in size and featuring photographs of current Major League Baseball players, to be sold alone or in sets with Licensed Products Nos. 1, 2 and 3, respectively.

     5. 2 1/2" x 3 1/2" limited edition four-color trading cards (3,000 cases produced, each case containing 10 boxes with 36 packs of cards per box), printed on paper stock, featuring photographs and statistics of current Major League Baseball players, marketed under Licensee's "Leaf Limited" brand name, and distributed to baseball card hobby retailers only.

     6. 2 1/2" x 3 1/2" limited edition four-color trading cards (15,000 units produced per year), to be distributed at the Major League Baseball All-Star FanFest event occurring in the year for which such trading cards are produced only, depicting, in the 1995 edition, former Major League Baseball player Nolan Ryan, and in the 1996 edition, former Major League Baseball player Steve Carlton, and, for subsequent years, such other current or former players as may be approved by Licensor for use in each such respective year's edition.

     Rights to utilize the players' names and/or likenesses are not granted under this Agreement. Licensee must present to Licensor written evidence of having obtained the proper authorization to utilize the players' names and likenesses.


                                   SCHEDULE C
                                   ----------

LICENSED TERRITORY
- ------------------

          The fifty United States of America, the District of Columbia, Puerto Rico, U.S. territories and possessions, including U.S. military bases worldwide, and Canada.

                                   SCHEDULE D
                                   ----------

LICENSE PERIOD
- --------------

     January 1, 1995 - December 31, 1998; provided, however, that Licensed Products featuring names and/or likenesses of Major League Baseball players for the Arizona Diamondbacks or Tampa Bay Devil Rays shall not be sold or otherwise distributed until January 1, 1998.


                                   SCHEDULE E
                                   ----------

COMPENSATION
- ------------

TOTAL GUARANTEED COMPENSATION: **
  PAYABLE AS:


________________
** Confidential information deleted.

      (i) NON RETURNABLE ADVANCE COMPENSATION due upon signing:
               **

               Total 1995 Guarantee.... **

     (ii) REMAINDER OF GUARANTEED COMPENSATION due as follows:

January 1, 1996........  **       January 1, 1998.......  **       January 1, 1997.....  **
March 1, 1996..........  **        March 1, 1997........  **       March 1, 1998.......  **
June 1, 1996...........  **        June 1, 1997.........  **       June 1, 1998........  **
September 1, 1996......  **        September 1, 1997....  **       September 1, 1998...  **

          Total 1996 Guarantee. .  **        Total 1997 Guarantee.    **
          Total 1998 Guarantee.   **


PERCENTAGE COMPENSATION:
- -----------------------

For Percentage Compensation earned in Calendar Years 1995 and 1996:
- ------------------------------------------------------------------

     ** of net sales as defined in Paragraph 4B. Percentage Compensation shall be applied against Guaranteed Compensation payable in the same calendar year only, without carryover. Percentage Compensation attributable to premium sales of the Licensed Products shall not be applied against Total Guaranteed Compensation.

For Percentage Compensation earned in Calendar Year 1997:
- --------------------------------------------------------

     The then prevailing rate of net sales as defined in Paragraph 4B, not to exceed **. The relevant prevailing rate with respect to a Licensed Product shall be based on the rate charged Licensor's other, similarly situated, trading card licensees for products similar to such Licensed Product. For purposes of this Agreement, a similarly situated licensee is a licensee who has been granted rights similar to the rights granted to Licensee hereunder, whose license period under its agreement is identical to Licensee's license period under this Agreement, and whose commitments to the baseball trading card industry are, in Licensor's reasonable opinion, similar to Licensee's commitments hereunder. Percentage Compensation shall be applied against Guaranteed Compensation payable in the same calendar year only, without carryover. Percentage Compensation attributable to premium sales of the Licensed Products shall not be applied against Total Guaranteed Compensation.

For Percentage Compensation earned in Calendar Year 1998:
- --------------------------------------------------------

     The then prevailing rate of net sales as defined in Paragraph 4B, not to exceed **. The relevant prevailing rate with respect to a Licensed Product shall be based on the rate charged Licensor's other, similarly situated, trading card licensees for products similar to such Licensed

________________
 ** Confidential  information deleted.

Product. For purposes of this Agreement, a similarly situated licensee is a licensee who has been granted rights similar to the rights granted to Licensee hereunder, whose license period under its agreement is identical to Licensee's license period under this Agreement, and whose commitments to the baseball trading card industry are, in Licensor's reasonable opinion, similar to Licensee's commitments hereunder. Percentage Compensation shall be applied against Guaranteed Compensation payable in the same calendar year only, without carryover. Percentage Compensation attributable to premium sales of the Licensed Products shall not be applied against Total Guaranteed Compensation.

                                   SCHEDULE F
                                   ----------

MANUFACTURER:
- ------------

     Licensee agrees that at no time during the license or sell-off periods shall it sell, directly or indirectly, to any of the Manufacturers listed below, or to any individual or entity affiliated in any manner with any of such Manufacturers, any Licensed Products for subsequent sale or distribution, without prior written approval of Licensor.

     1)   Licensed Product(s): __________________________

          Name of Manufacturer:  ________________________

          Address:  _____________________________________

          Telephone:  ___________________________________

          Principal Contact:  ___________________________

          Approved by Major League Baseball
            Properties, Inc.:
                               __________________________
                               Initials/Title

                               ___________________________
                               Date

     2)   Licensed Product(s): __________________________

          Name of Manufacturer:  ________________________

          Address:  _____________________________________

          Telephone:  ___________________________________

          Principal Contact:  ___________________________

          Approved by Major League Baseball
            Properties, Inc.:
                               __________________________
                               Initials/Title

                               __________________________
                               Date



     3)   Licensed Product(s): __________________________

          Name of Manufacturer:  ________________________

          Address:  _____________________________________

          Telephone:  ___________________________________

          Principal Contact:  ___________________________

          Approved by Major League Baseball
            Properties, Inc.:
                               __________________________
                               Initials/Title

                               __________________________
                               Date

                                   SCHEDULE G
                                   ----------

Product Credit:
- --------------

     1. Licensee shall provide to Licensor merchandise credit in the amount of $5,000.00 (wholesale value) during each year of the license period. Licensee shall ship at Licensor's direction such merchandise as Licensor shall request from time to time under this merchandise credit.

     2. Licensee shall provide to Major League Baseball Properties Canada Inc. ("MLBPC") merchandise credit in the amount of $500.00 (wholesale value) during each year of the license period. Licensee shall ship at MLBPC's direction such merchandise as MLBPC shall request from time to time under this merchandise credit.

Advertising:
- -----------

     Licensee acknowledges that under this Agreement it is obligated to promote the Licensed Products. Accordingly, Licensee represents and warrants to the following:

     (i) during each year of the license period, it shall purchase at prevailing rates, and produce, at no cost or expense to Licensor, one full-page four-color advertisement in each All-Star Game program, one full-page full-color advertisement in each League Championship Series program and one full-page four-color advertisement in each World Series Souvenir Scorebook.

     (ii) on or before May 1 of each of calendar years 1996, 1997 and 1998, it shall pay Licensor the annual amount of $75,000.00 to participate in Licensor's cooperative advertising program.

     (iii) during each year of the license period, it shall purchase at prevailing rates, and produce, at no cost or expense to Licensor, six
     (6) full-page advertisements in the Major League Baseball for Kids magazine.

     (iv) during each year of the license period, it shall purchase at prevailing rates, but not to exceed $15,000.00 during any year of the license period, and produce, at no cost or expense to Licensor, one full-page four-color advertisement in each Major League Baseball All-Star FanFest program.

     (v) during each year of the license period, Licensee acknowledges that it must spend at least ** of its "Sports Budget" (as set forth in the marketing plan submitted pursuant to Miscellaneous, No. 2, below and as
                                          --------------------
     defined herein), on promoting the Licensed Products. For the purposes of this Agreement, "Sports Budget" shall mean for each year during the license period, all monies budgeted and/or spent on the marketing, promotion and/or

     ___________
     ** Confidential information deleted.

     advertisement (including public relations expenses relating thereto) of Licensee's sports-themed products (which shall include, without limitation, products featuring the trademarks or service marks of the professional sports leagues and/or their member clubs or their subsidiaries or affiliates, the National Association for Stock Car Racing ("NASCAR"), and all sports-themed comics, and/or the players or other individuals or characters participating or depicted in such leagues, clubs, NASCAR or comics).


Strike Clause/Game Cancellations:
- --------------------------------

     In the event of a players strike or other labor-related dispute which results in the cancellation of regular season games for more than 21 consecutive days, Licensee shall have an opportunity to demonstrate that its sales of Licensed Products suffered as a result thereof and that Licensee will not be able to earn its minimum Guaranteed Compensation under this Agreement. Subject to Licensee demonstrating such adverse effects on its sales of Licensed Products, Licensor and Licensee will agree on a reduction of the minimum Guaranteed Compensation amount to reflect the damage suffered by Licensee.


Miscellaneous:
- -------------

     1. Licensee represents that in each calendar year of the license period it shall purchase a sponsorship in the annual Major League Baseball All-Star FanFest ("FanFest") event. In connection therewith, Licensee shall pay Licensor ** annually, execute Licensor's standard FanFest Sponsorship agreement in connection therewith, and otherwise participate in FanFest to the extent mutually agreed upon by Licensee and Licensor.

     2. On or before September 30 of each year of the license period, Licensee shall submit to Licensor for Licensor's prior review and written approval, Licensee's marketing plans for the upcoming year with regard to the Licensed Products. Each marketing plan submitted hereunder shall additionally set forth Licensee's "Sports Budget" (as defined in Schedule G, Advertising (iv), above)
                                          ----------------------------
for the upcoming year.

     3. All Licensed Products and related marketing campaigns shall contain a positive message for youths and must be submitted to Licensor for its prior review and written approval.

     4. During each of calendar years 1996, 1997 and 1998, Licensee represents that it shall pay Licensor at least ** to participate in one (1) Major League Baseball retail promotion conducted during each such year.

______________
** Confidential information deleted.

     5.   Licensee shall account separately for sales in the fifty
United States, the District of Columbia, Puerto Rico and U.S. territories and possessions, including U.S. military bases worldwide, and Canada, pursuant to the requirements of Paragraph 5 of this Agreement. With regard to non-U.S. sales, Licensee shall pay Percentage Compensation on the price of the Licensed Products including "GST" and any duty and shall submit all statements and Percentage Compensation payments to such party designated by Licensor and as required by this Agreement.

     6. In the event that Licensee or its products are advertised on television, Licensee agrees, for each year of the license period, to promote the Licensed Products through the purchase of two (2) television advertising spots during Major League Baseball games broadcast by national over-the-air or cable television network rightsholders designated by Licensor. Each spot shall be produced by Licensee, at its sole cost and expense.

     7. Licensee acknowledges that any expansion of the Licensed Territory set forth in Schedule C of this Agreement will be subject to additional guaranteed compensation, the prior written approval of Licensor (which shall be granted or denied in its sole and absolute discretion), and execution of an amendment to the License Agreement.

     8. Licensee agrees to comply with the following guidelines regarding use of Logos on trading cards:

          (a) the name and/or Logo of the Club (for whom the player featured will be playing in the upcoming year) must be featured in a prominent manner on the front and/or back of the card and separate from any use of the Club's name in the statistics and/or editorial copy included in that card.

          (b) The name and/or Logo of the Club must be separate and distinct from the player's name and any other corporate identification (including, without limitation, the Licensee's name and/or logo) featured on the card.

          (c) Each pack of trading cards must specify the number of cards contained therein, each box the number of packs and each case the number of boxes.

          (d) Any corporate identification featured in or adjacent to the copy lines on a card or the packaging of cards may be no larger than the Major League Baseball silhouetted batter Logo or Club Logo featured in or adjacent to the copy lines on the card or package, as the case may be.

     9. Licensor shall provide Licensee with written notification of any change in Percentage Compensation rates no later than June 30th of the year preceding that in which such change would take effect.

     10. Notwithstanding anything contained in Paragraph 16 of this Agreement, in the event Licensee does not obtain proper authorization to utilize the players' names and/or likenesses at any time during the license period, Licensor shall have the right to terminate this Agreement immediately. Upon such termination, Licensee shall comply with all terms and conditions of this Agreement, including those set forth in Paragraphs 16 and 17 hereof.

     11. Licensee shall cause the current principal owner of Leaf Inc. ("Leaf") to sign below to acknowledge Leaf's agreement to fully guarantee the Advance and Guaranteed Compensation payments referred to in Schedule E of this Agreement.

               LEAF INC.

               By:     /s/ Juha Salonen
                   --------------------
               Print Name: Juha Salonen
                            Vice President, General Counsel

     12. Concurrently with its execution of this Agreement, Licensee will list below the brand names that Licensee desires or intends to use on the Licensed Products.

Brand Names:
- -----------

     1)   Licensed Product(s) Nos.: __________________________

          Brand Name(s):  ____________________________________

          Approved by Major League Baseball
            Properties, Inc.:
                               _______________________________
                               Initials/Title

                               _______________________________
                               Date


     2)   Licensed Product(s) Nos.: __________________________

          Brand Name(s):  ____________________________________

          Approved by Major League Baseball
            Properties, Inc.:
                               _______________________________
                               Initials/Title

                               _______________________________
                               Date

     3)   Licensed Product(s) Nos.: __________________________

          Brand Name(s):  ____________________________________

          Approved by Major League Baseball
            Properties, Inc.:
                               ______________________________
                               Initials/Title

                               ______________________________
                               Date


     In the event Licensee wishes to substitute a brand name for those listed above or wishes to add to the number of brand names, Licensee shall first obtain Licensor's written approval of such brand names.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement:

MAJOR LEAGUE BASEBALL PROPERTIES, INC., as agent for the Clubs

BY: _____________________________________
                         Title

DATE: ___________________________________

LICENSEE:  DONRUSS TRADING CARDS, INC., a subsidiary of Leaf, Inc.

BY:     /s/ Juha Salonen            Vice President
    --------------------------------------------------------
                                        Title

DATE:      May 23, 1996
       -----------------------------------------------------------